Exhibit 99.1

SYNNEX Corporation Reports Second Quarter Fiscal 2020 Results

Fremont, Calif., - June 25, 2020 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal second quarter ended May 31, 2020.

	Q2 FY20	Q2 FY19	Net change
Revenue ($M)	$5,533	$5,723	-3.3%
Operating income ($M)	$111.7	$174.7	-36.0%
Non-GAAP operating income ($M)(1)	$161.5	$244.1	-33.8%
Operating margin	2.02%	3.05%	-103 bps
Non-GAAP operating margin(1)	2.92%	4.26%	-134 bps
Net income ($M)	$57.0	$114.5	-50.2%
Non-GAAP net income ($M)(1)	$94.3	$146.8	-35.8%
Diluted earnings per common share ("EPS")	$1.10	$2.23	-50.7%
Non-GAAP Diluted EPS(1)	$1.83	$2.86	-36.0%

“Our Q2 performance is a true testament to the skills of our associates, our nimble and resilient operational capabilities, and it further validates our business strategies in this challenging period,” said Dennis Polk, SYNNEX President and CEO. “I deeply appreciate the ongoing efforts and dedication of our worldwide team.”

Second Quarter Fiscal 2020 Highlights

•

Technology Solutions: Revenue was $4.5 billion, down 2.1% from the prior fiscal year second quarter. Operating income was $88 million, or 2.0% of segment revenue, compared to $112 million, or 2.5% of segment revenue, in the prior fiscal year second quarter. Non-GAAP operating income was $98 million, or 2.2% of segment revenue, compared to $124 million, or 2.7% of segment revenue, in the prior fiscal year second quarter.

•

Concentrix: Revenue was $1.1 billion, down 8.1% from the prior fiscal year second quarter. Operating income was $24 million, or 2.2% of segment revenue, compared to $62 million, or 5.4% of segment revenue in the prior fiscal year second quarter. Non-GAAP operating income was $63 million, or 6.0% of segment revenue, compared to $120 million, or 10.3% of segment revenue, in the prior fiscal year second quarter.

•	The trailing fiscal four quarters Return on Invested Capital (“ROIC”) was 8.7% compared to 8.2% in the prior fiscal year second quarter. The adjusted trailing fiscal four quarters ROIC was 10.6%.
•	Cash generated from operations was approximately $1.2 billion for the quarter.

Third Quarter Fiscal 2020 Outlook

The following statements are based on SYNNEX current expectations for the fiscal 2020 third quarter. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, the amortization of intangibles and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $5.5 billion to $5.9 billion.
•	Net income is expected to be in the range of $67.0 million to $93.0 million and on a non-GAAP basis, net income is expected to be in the range of $103.9 million to $129.9 million.
•

Diluted earnings per share is expected to be in the range of $1.29 to $1.79 and on a non-GAAP basis, diluted earnings per share is expected to be in the range of $2.00 to $2.50, based on estimated outstanding diluted weighted average shares of 51.3 million.

•	After-tax amortization of intangibles is expected to be $33.4 million, or $0.64 per share.
•	After-tax acquisition-related and integration expense is expected to be $3.5 million, or $0.07 per share.

Share Repurchase Announcement

The SYNNEX board of directors has approved a share repurchase program of up to $400 million of its common stock over a period of up to three years, effective July 1, 2020, replacing the previous three-year program. Stock repurchases may be made at management’s discretion from time to time through open market or privately negotiated transactions, including pursuant to one or more Rule 10b5-1 trading plans adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.

Conference Call and Webcast

SYNNEX will host a conference call at 2:00 PM (PT) to discuss second quarter fiscal 2020 results.

Thursday, June 25, 2020
2:00 PM (PT) / 5:00 PM (ET)
Conference ID 7294773
Live call (866) 393-4306 or (763) 488-9145 (Int'l)

Live audio webcast of the earnings call will be accessible at ir.synnex.com, and a replay of the webcast will be available following the call.

About SYNNEX

SYNNEX Corporation (NYSE: SNX) is a Fortune 200 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement to a broad range of enterprises.  SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at synnex.com.

About Concentrix

Concentrix, a wholly-owned subsidiary of SYNNEX Corporation (NYSE: SNX), is a technology-enabled global business services company specializing in customer engagement and improving business performance for some of the world’s best brands. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients through technology, design, data, process, and people. Concentrix provides services to clients in five primary industry verticals: technology and consumer electronics; communications and media; retail, travel and ecommerce; banking, financial services and insurance; and healthcare. We are Different by Design. Visit concentrix.com to learn more.

(1)Use of Non-GAAP Financial Information

In addition to the financial results presented in accordance with GAAP, SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition-related and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon. The Company also uses adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) which excludes other income (expense), net and acquisition-related and integration expenses. In fiscal year 2019, non-GAAP net income and non-GAAP diluted earnings per share also exclude gains upon the settlement of contingent consideration and a contingent gain related to the Westcon-Comstor Americas acquisition. In fiscal year 2018, non-GAAP net income and non-GAAP diluted earnings per share also exclude the impact of an adjustment relating to the enactment of the Tax Cuts and Jobs Act of 2017. This adjustment includes a transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate.

SYNNEX’ acquisition activities have resulted in the recognition of intangible assets which consist primarily of customer relationships, vendor lists and technology. Definite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s statements of operations within each segment. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products and the services performed for the Company’s clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.

Additionally, SYNNEX refers to revenue at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of SYNNEX’ business performance. Financial results adjusted for currency are calculated by translating current period activity in the transaction currency using the comparable prior year periods’ currency conversion rate. Generally, when the dollar either strengthens or weakens against other currencies, revenue at constant currency rates or adjusting for currency will be higher or lower than revenue reported at actual exchange rates.

Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings (excluding book overdraft) and equity, net of cash and cash equivalents in the United States. Adjusted ROIC is calculated by excluding the tax effected impact of acquisition-related and integration expenses, restructuring costs and the amortization of intangibles from operating income and equity and the impact of the contingent consideration gain and a contingent gain and the U.S. tax reform adjustment on equity.

SYNNEX also uses free cash flow, which is cash flow from operating activities, reduced by purchases of property and equipment. SYNNEX uses free cash flow to conduct and evaluate its business because, although it is similar to cash flow from operations, SYNNEX believes it is a more conservative measure of cash flows since purchases of fixed assets are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing SYNNEX’ liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, SYNNEX believes it is important to view free cash flow as a complement to its entire consolidated statements of cash flows.

SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with SYNNEX’ consolidated financial statements prepared in accordance with GAAP. A reconciliation of SYNNEX’ GAAP to non-GAAP financial information is set forth in the supplemental information section at the end of this press release.

Safe Harbor Statement

Statements in this news release regarding SYNNEX Corporation that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding operational capabilities; our expectations and outlook for the fiscal 2020 third quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, outstanding diluted weighted average shares, tax rate, after-tax amortization of intangibles, after-tax acquisition-related and integration expenses; capital allocation; and the anticipated benefits of the non-GAAP financial measures.

The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: the impact of COVID-19 or coronavirus, or other pandemics, and the impact of related governmental, individual and business responses, including the ability of our staff to travel to work, our ability to maintain adequate inventories, delivery capabilities, the impact on our customers and supply chain, and the impact on demand in general; general economic and market conditions; the ability to realize the anticipated benefits of the previously-announced separation of SYNNEX and Concentrix and the disruption such transaction might cause to our business; negative effects of the transaction announcement or the consummation of the proposed separation on the market price of the capital stock of SYNNEX; the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2019 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation does not intend to update information contained in this press release, except as required by law.

Copyright 2020 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. DIFFERENT BY DESIGN is a trademark or registered trademark of Concentrix Corporation. Other names and marks are the property of their respective owners.

SYNNEX Corporation

Consolidated Balance Sheets

(currency and share amounts in thousands, except par value)

(Amounts may not add due to rounding)

(unaudited)

	May 31, 2020	November 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,112,556	$225,529
Accounts receivable, net	3,215,370	3,926,709
Receivable from vendors, net	310,993	368,505
Inventories	3,033,320	2,547,224
Other current assets	296,381	385,024
Total current assets	7,968,621	7,452,992
Property and equipment, net	563,346	569,899
Goodwill	2,234,068	2,254,402
Intangible assets, net	1,060,510	1,162,212
Deferred tax assets	117,621	97,539
Other assets	694,994	160,917
Total assets	$12,639,159	$11,697,960

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$159,440	$298,969
Accounts payable	3,405,317	3,149,443
Accrued compensation and benefits	373,539	402,771
Other accrued liabilities	1,281,969	723,716
Income taxes payable	9,031	32,223
Total current liabilities	5,229,297	4,607,122
Long-term borrowings	2,645,477	2,718,267
Other long-term liabilities	715,635	361,911
Deferred tax liabilities	214,370	222,210
Total liabilities	8,804,778	7,909,510
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 53,305 and 53,154 shares issued as of May 31, 2020 and November 30, 2019, respectively	53	53
Additional paid-in capital	1,566,764	1,545,421
Treasury stock, 2,453 and 2,399 shares as of May 31, 2020 and November 30, 2019, respectively	(178,609)	(172,627)
Accumulated other comprehensive income (loss)	(337,276)	(209,077)
Retained earnings	2,783,449	2,624,680
Total stockholders' equity	3,834,381	3,788,450
Total liabilities and equity	$12,639,159	$11,697,960

SYNNEX Corporation

Consolidated Statements of Operations

(currency and share amounts in thousands, except per share amounts)

(Amounts may not add due to rounding)

(unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
Revenue:
Products	$4,470,928	$4,567,072	$8,551,952	$8,647,757
Services	1,061,711	1,155,816	2,244,884	2,324,585
Total revenue	5,532,639	5,722,889	10,796,836	10,972,341
Cost of revenue:
Products	(4,196,312)	(4,297,096)	(8,022,232)	(8,130,213)
Services	(718,514)	(727,324)	(1,458,447)	(1,464,739)
Gross profit	617,812	698,468	1,316,157	1,377,389
Selling, general and administrative expenses	(506,088)	(523,813)	(1,015,778)	(1,040,771)
Operating income	111,724	174,655	300,379	336,618
Interest expense and finance charges, net	(33,921)	(43,144)	(70,297)	(84,750)
Other income (expense), net	1,466	21,546	3,847	20,851
Income before income taxes	79,270	153,057	233,929	272,719
Provision for income taxes	(22,310)	(38,584)	(54,385)	(71,140)
Net income	$56,960	$114,473	$179,544	$201,579
Earnings per common share:
Basic	$1.11	$2.24	$3.49	$3.94
Diluted	$1.10	$2.23	$3.47	$3.92
Weighted-average common shares outstanding:
Basic	50,849	50,675	50,832	50,691
Diluted	51,047	50,939	51,137	50,933

SYNNEX Corporation

Segment Information

(currency in thousands)

(Amounts may not add due to rounding)

(unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
Revenue:
Technology Solutions	$4,470,928	$4,567,074	$8,551,952	$8,647,759
Concentrix	1,066,363	1,160,877	2,254,982	2,334,148
Inter-segment elimination	(4,652)	(5,063)	(10,098)	(9,565)
Consolidated	$5,532,639	$5,722,889	$10,796,836	$10,972,341

Operating income:
Technology Solutions	$88,144	$112,393	$188,589	$213,764
Concentrix	23,580	62,263	111,791	122,853
Consolidated	$111,724	$174,655	$300,379	$336,618

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency in thousands)

(Amounts may not add due to rounding)

	Three Months Ended		Six Months Ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
Revenue in constant currency
Consolidated
Revenue	$5,532,639	$5,722,889	$10,796,836	$10,972,341
Foreign currency translation	68,323		76,517
Revenue in constant currency	$5,600,962	$5,722,889	$10,873,353	$10,972,341

Technology Solutions
Revenue	$4,470,928	$4,567,074	$8,551,952	$8,647,759
Foreign currency translation	46,015		46,690
Revenue in constant currency	$4,516,943	$4,567,074	$8,598,642	$8,647,759

Concentrix
Revenue	$1,066,363	$1,160,877	$2,254,982	$2,334,148
Foreign currency translation	22,308		29,827
Revenue in constant currency	$1,088,671	$1,160,877	$2,284,809	$2,334,148

	Three Months Ended		Six Months Ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
Selling, general and administrative expenses
Consolidated
GAAP selling, general and administrative expenses	$506,088	$523,813	$1,015,778	$1,040,771
Acquisition-related and integration expenses	3,468	16,533	18,538	44,382
Amortization of intangibles	46,031	52,441	92,902	104,898
Adjusted selling, general and administrative expenses	$456,589	$454,839	$904,338	$891,491

Technology Solutions
GAAP selling, general and administrative expenses	$186,472	$157,586	$341,132	$303,781
Acquisition-related and integration expenses	—	649	—	981
Amortization of intangibles	9,947	10,975	20,135	21,969
Adjusted selling, general and administrative expenses	$176,525	$145,962	$320,997	$280,831

Concentrix
GAAP selling, general and administrative expenses	$321,590	$368,265	$678,569	$740,983
Acquisition-related and integration expenses	3,468	15,884	18,538	43,401
Amortization of intangibles	36,084	41,466	72,767	82,929
Adjusted selling, general and administrative expenses	$282,038	$310,915	$587,264	$614,653

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency in thousands)

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Six Months Ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
Operating income and Operating margin
Consolidated
Revenue	$5,532,639	$5,722,889	$10,796,836	$10,972,341

GAAP operating income	$111,724	$174,655	$300,379	$336,618
Acquisition-related and integration expenses	3,468	16,533	18,538	44,382
Amortization of intangibles	46,326	52,864	93,492	105,721
Non-GAAP operating income	$161,518	$244,052	$412,409	$486,721

GAAP operating margin	2.02%	3.05%	2.78%	3.07%
Non-GAAP operating margin	2.92%	4.26%	3.82%	4.44%

Technology Solutions
Segment revenue	$4,470,928	$4,567,074	$8,551,952	$8,647,759

GAAP operating income	$88,144	$112,393	$188,589	$213,764
Acquisition-related and integration expenses	—	649	—	981
Amortization of intangibles	9,947	10,975	20,135	21,969
Non-GAAP operating income	$98,091	$124,017	$208,724	$236,714

GAAP operating margin	1.97%	2.46%	2.21%	2.47%
Non-GAAP operating margin	2.19%	2.72%	2.44%	2.74%

Concentrix
Segment revenue	$1,066,363	$1,160,877	$2,254,982	$2,334,148

GAAP operating income	$23,580	$62,263	$111,791	$122,853
Acquisition-related and integration expenses	3,468	15,884	18,538	43,401
Amortization of intangibles	36,379	41,889	73,357	83,752
Non-GAAP operating income	$63,427	$120,036	$203,686	$250,006

GAAP operating margin	2.21%	5.36%	4.96%	5.26%
Non-GAAP operating margin	5.95%	10.34%	9.03%	10.71%

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency and share amounts in thousands, except per share amounts)

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Six Months Ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
Adjusted EBITDA
Consolidated
Net income	$56,960	$114,473	$179,544	$201,579
Interest expense and finance charges, net	33,921	43,144	70,297	84,750
Provision for income taxes	22,310	38,584	54,385	71,140
Depreciation (excluding accelerated depreciation included in acquisition-related and integration expenses below)	35,998	38,890	73,535	80,407
Amortization of intangibles	46,326	52,864	93,492	105,721
EBITDA	$195,515	$287,955	$471,253	$543,597
Other (income) expense, net (excluding amounts included in acquisition-related and integration expenses below)	(1,702)	(21,375)	(4,365)	(20,680)
Acquisition-related and integration expenses	3,704	16,362	19,056	44,211
Adjusted EBITDA	$197,517	$282,942	$485,944	$567,128

Technology Solutions
Net income	$50,192	$90,258	$118,706	$148,302
Interest expense and finance charges, net	20,992	19,442	39,784	37,950
Provision for income taxes	16,786	23,657	29,069	48,134
Depreciation	5,837	5,475	11,713	10,844
Amortization of intangibles	9,947	10,975	20,135	21,969
EBITDA	$103,754	$149,807	$219,407	$267,199
Other (income) expense, net	174	(20,965)	1,029	(20,621)
Acquisition-related and integration expenses	—	649	—	981
Adjusted EBITDA	$103,928	$129,491	$220,436	$247,559

Concentrix
Net income	$6,768	$24,215	$60,838	$53,277
Interest expense and finance charges, net	12,928	23,702	30,513	46,801
Provision for income taxes	5,524	14,926	25,315	23,006
Depreciation (excluding accelerated depreciation included in acquisition-related and integration expenses below)	30,161	33,415	61,822	69,563
Amortization of intangibles	36,379	41,889	73,357	83,752
EBITDA	$91,760	$138,147	$251,845	$276,399
Other (income) expense, net (excluding amounts included in acquisition-related and integration expenses below)	(1,876)	(410)	(5,394)	(60)
Acquisition-related and integration expenses	3,704	15,713	19,056	43,230
Adjusted EBITDA	$93,588	$153,450	$265,507	$319,569

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency and share amounts in thousands, except per share amounts)

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Six Months Ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
Net income
Net income	$56,960	$114,473	$179,544	$201,579
Acquisition-related and integration expenses	3,704	16,362	19,056	44,211
Amortization of intangibles	46,326	52,864	93,492	105,721
Contingent consideration	—	(19,034)	—	(19,034)
Income taxes related to the above(1)	(12,657)	(17,820)	(28,508)	(39,780)
Non-GAAP net income	$94,333	$146,845	$263,584	$292,697

Diluted earnings per common share ("EPS")(2)
Net income	$56,960	$114,473	$179,544	$201,579
Less: net income allocated to participating securities	648	1,027	2,138	1,813
Net income attributable to common stockholders	56,312	113,446	177,406	199,766
Acquisition-related and integration expenses attributable to common stockholders	3,662	16,216	18,839	43,814
Amortization of intangibles attributable to common stockholders	45,799	52,391	92,429	104,772
Contingent consideration attributable to common stockholders	—	(18,864)	—	(18,863)
Income taxes related to the above attributable to common stockholders(1)	(12,513)	(17,661)	(28,184)	(39,423)
Non-GAAP net income attributable to common stockholders	$93,259	$145,528	$260,490	$290,065

Weighted-average number of common shares - diluted:	51,047	50,939	51,137	50,933

Diluted EPS(2)	$1.10	$2.23	$3.47	$3.92
Acquisition-related and integration expenses	0.07	0.32	0.37	0.86
Amortization of intangibles	0.90	1.03	1.81	2.06
Contingent consideration	—	(0.37)	—	(0.37)
Income taxes related to the above(1)	(0.25)	(0.35)	(0.55)	(0.77)
Non-GAAP diluted EPS	$1.83	$2.86	$5.09	$5.70

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Six Months Ended
(Amounts in thousands)	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
Free cash flow
Net cash provided by (used in) operating activities	$1,168,340	$110,920	$1,226,481	$(47,380)
Purchases of property and equipment	(32,720)	(31,612)	(84,620)	(60,412)
Free cash flow	$1,135,620	$79,308	$1,141,861	$(107,792)

	Forecast
	Three Months Ending August 31, 2020
(Amounts in millions, except per share amounts)	Low	High
Net income	$67.0	$93.0
Acquisition-related and integration expenses	4.7	4.7
Amortization of intangibles	45.8	45.8
Income taxes related to the above(1)	(13.6)	(13.6)
Non-GAAP net income	$103.9	$129.9

Diluted EPS(2)	$1.29	$1.79
Acquisition-related and integration expenses	0.09	0.09
Amortization of intangibles	0.88	0.88
Income taxes related to the above(1)	(0.26)	(0.26)
Non-GAAP diluted EPS	$2.00	$2.50

(1)The tax effect of taxable and deductible non-GAAP adjustments was calculated using the effective year-to-date tax rate during the respective periods.

(2)Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 1.1% and 1.2% of Net income for the three and six months ended May 31, 2020, respectively and approximately 0.9% for both the three and six months ended May 31, 2019. Net income allocable to participating securities is estimated to be approximately 1.1% of the forecasted Net income for the three months ending August 31, 2020.

SYNNEX Corporation

Calculation of Financial Metrics

(currency in thousands)

(Amounts may not add or compute due to rounding)

Return on Invested Capital ("ROIC")

	May 31, 2020	May 31, 2019
ROIC
Operating income (trailing fiscal four quarters)	$777,522	$651,356
Income taxes on operating income(1)	(193,488)	(180,472)
Operating income after taxes	$584,034	$470,884

Total borrowings, excluding book overdraft (last five quarters average)	$3,152,659	$2,823,841
Total equity (last five quarters average)	3,723,476	3,025,133
Less: U.S. cash and cash equivalents (last five quarters average)	(200,925)	(72,005)
Total invested capital	$6,675,210	$5,776,969

ROIC	8.7%	8.2%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$1,021,384	$914,086
Income taxes on Non-GAAP operating income(1)	(252,581)	(245,443)
Non-GAAP operating income after taxes	$768,803	$668,643

Total invested capital	$6,675,210	$5,776,969
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	574,105	393,858
Total Non-GAAP invested capital	$7,249,315	$6,170,827

Adjusted ROIC	10.6%	10.8%

(1)Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods. In fiscal year 2018, the effective tax rate for non-GAAP operating income excludes the impact of the transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate related to the enactment of the Tax Cuts and Jobs Act of 2017.

Debt to Adjusted EBITDA leverage ratio

		May 31, 2020	May 31, 2019
Total borrowings, excluding book overdraft	(a)	$2,804,460	$3,517,322
Trailing fiscal four quarters Adjusted EBITDA	(b)	$1,171,789	$1,050,928
Debt to Adjusted EBITDA leverage ratio	(c)=(a)/(b)	2.4	3.3

SYNNEX Corporation

Calculation of Financial Metrics

(currency in thousands)

(Amounts may not add or compute due to rounding)

(continued)

Cash Conversion Cycle

		Three Months Ended
		May 31, 2020	May 31, 2019
Days sales outstanding
Revenue (products and services)	(a)	$5,532,639	$5,722,889
Accounts receivable, net	(b)	3,215,370	3,457,110
Days sales outstanding	(c) = (b)/((a)/the number of days during the period)	53	56

Days inventory outstanding
Cost of revenue (products and services)	(d)	$4,914,826	$5,024,420
Inventories	(e)	3,033,320	2,608,453
Days inventory outstanding	(f) = (e)/((d)/the number of days during the period)	57	48

Days payable outstanding
Cost of revenue (products and services)	(g)	$4,914,826	$5,024,420
Accounts payable	(h)	3,405,317	2,764,919
Days payable outstanding	(i) = (h)/((g)/the number of days during the period)	64	51

Cash conversion cycle	(j) = (c)+(f)-(i)	46	53

Investor Contact:

Mary Lai

Investor Relations

SYNNEX Corporation

marylai@synnex.com

(510) 668-8436